EXHIBIT 10.8


PROMISSORY  NOTE
----------------


$139,285.00                                                December  13,  2001


     The undersigned, MEDIATRAIN.NET, INC., a Texas Corporation ("Maker"), whose address is 1770 St. James Place, Suite 115, Houston, Texas 77056, for value received, promises to pay to the order of PRO SQUARED, INC., such Corporation residing in Houston, Texas ("Payee"), in lawful money of the United States of America, the principal sum of One hundred thirty nine thousand, two hundred and eighty five and no/100 Dollars ($139,285.00) or so much as may be outstanding hereunder, plus accrued interest on the unpaid principal amount outstanding on this note at a per annum rate equal to twelve percent (12%) percent per annum, payable on or before the first day of each month. All principal and any interest hereunder shall be payable at 1770 St. James Place, Suite 115, Houston, Texas 77056 or such other place which Payee may hereinafter designate in writing.

          This Note is due upon the sooner to occur of February 13, 2002 or demand by Payee. All payments hereunder shall be first credited against accrued and unpaid interest hereunder, with all remaining amounts credited against unpaid principal. In the event a payment is past due hereunder, interest shall accrue on the entire remaining principal balance hereunder at the lessor of eighteen percent (18%) per annum or the maximum rate allowed by law. All interest that shall accrue in accordance herewith on the indebtedness evidenced by this Note shall be computed on the basis of a year of 365 or 366 days, as the case may be. No interest shall be due on the outstanding amounts until after February 13, 2002.

          In addition to all principal and accrued interest on this Note, Maker agrees to pay (i) all reasonable costs and expenses incurred by all owners and holders of this Note in collecting this Note through reorganization, bankruptcy, receivership or any other proceeding and (ii) reasonable attorney's fees when and if this Note is placed in the hands of an attorney for collection after default.

          It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, it is agreed as follows: (i) the provisions of this paragraph shall govern and control; (ii) the aggregate of all interest under applicable laws that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to Maker by Payee (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to Maker by Payee) (iii) neither Maker nor any other person or entity now or hereafter liable in connection with this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by the applicable usury laws; and (iv) the effective rate of interest shall be ipso facto reduced to the maximum lawful interest rate.

          Maker and any other co-makers, endorsors, guarantors and sureties severally (i) waive notice (including, but not limited to, notice of protest, notice of dishonor and notice of intent to accelerate or notice of acceleration), demand, presentment of payment, protest and filing of suit for the purpose of fixing liability, (ii) consent that the time of payment hereof may be extended without notice to them or any of them, (iii) expressly agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note by them, to first institute suit or exhaust its remedies against Maker or any others liable herefor, or to enforce its rights against any security herefor and (iv) consent to any extensions or postponements of time of payment of this Note or any other indulgences with respect hereto without notice thereof to any of them.

          IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first above written on this 13th day of December, 2001.

                              MEDIATRAIN.NET,  INC.



                            By:         /s/ Jeffery M. Spencer
                                   ____________________________________
                                   Jeffery  M.  Spencer,  President